EXHIBIT 2   page 1 of  5

           ENTERGY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
                          ASSETS
                    September 30, 1999
                        (Unaudited)
                      (In Thousands)


                      CURRENT ASSETS
Cash and cash equivalents:
   Cash                                                        $152,081
   Temporary cash investments - at cost,
    which approximates market                                 1,090,317
   Special deposits                                             102,000
                                                          -------------
       Total cash and cash equivalents                        1,344,398
                                                          -------------
Other temporary investments - at cost,
    which approximates market                                   468,653
Notes receivable                                                  2,262

Accounts receivable:
  Customer                                                      429,791
  Allowance for doubtful accounts                               (9,194)
  Other                                                         360,172
  Accrued unbilled revenues                                     346,120
                                                          -------------
       Total receivables                                      1,126,889
                                                          -------------
Deferred fuel costs                                             338,187
Fuel inventory - at average cost                                118,157
Materials and supplies - at average cost                        392,030
Rate deferrals                                                   33,500
Deferred nuclear refueling outage costs                          41,336
Prepayments and other                                            87,397
                                                          -------------
TOTAL                                                         3,952,809
                                                          -------------
              OTHER PROPERTY AND INVESTMENTS
Investment in subsidiary companies - at equity                      214
Decommissioning trust funds                                   1,248,780
Non-utility property-at cost(less accumulated depreciation)     216,969
Non-regulated investments                                       262,633
Other - at cost (less accumulated depreciation)                  16,491
                                                          -------------
TOTAL                                                         1,745,087
                                                          -------------
                       UTILITY PLANT
Electric                                                     23,170,302
Plant acquisition adjustment                                    410,996
Property under capital lease                                    777,459
Natural gas                                                     188,162
Steam products                                                       -
Construction work in progress                                 1,140,618
Nuclear fuel under capital lease                                307,402
Nuclear fuel                                                     88,223
                                                          -------------
TOTAL UTILITY PLANT                                          26,083,162
Less - accumulated depreciation and amortization            (10,803,794)
                                                          -------------
UTILITY PLANT - NET                                          15,279,368
                                                          -------------
             DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
    Rate deferrals                                               21,199
    SFAS 109 regulatory asset - net                           1,102,862
    Unamortized loss on reacquired debt                         198,699
    Other regulatory assets                                     600,401
Long-term receivables                                            32,876
Other                                                           464,525
                                                          -------------
TOTAL                                                         2,420,562
                                                          -------------
TOTAL ASSETS                                                $23,397,826
                                                          =============

                                   EXHIBIT 2   page 2 of  5

           ENTERGY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
           LIABILITIES AND SHAREHOLDERS' EQUITY
                    September 30, 1999
                        (Unaudited)
                      (In Thousands)



                    CURRENT LIABILITIES
Currently maturing long-term debt                              $316,735
Notes payable                                                       665
Accounts payable                                                757,743
Customer deposits                                               153,897
Taxes accrued                                                   675,102
Accumulated deferred income taxes                                97,926
Nuclear refueling outage costs                                    5,700
Interest accrued                                                145,567
Co-owner advances                                                14,305
Obligations under capital leases                                175,964
Other                                                            81,214
                                                          -------------
TOTAL                                                         2,424,818
                                                          -------------
          DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                             3,319,890
Accumulated deferred investment tax credits                     524,351
Obligations under capital leases                                232,944
FERC settlement - refund obligation                              38,861
Other regulatory liabilities                                    196,760
Decommissioning                                                 594,651
Transition to competition                                        95,856
Regulatory reserves                                             354,620
Accumulated provisions                                          262,707
Other                                                           742,557
                                                          -------------
TOTAL                                                         6,363,197
                                                          -------------
Long-term debt                                                6,504,287
Preferred stock with sinking fund                                89,650
Preference stock                                                150,000
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures              215,000

                   SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                            338,454
Common stock, $.01 par value, authorized 500,000,000
   shares; issued 247,016,020 shares in 1999                      2,470
Paid-in capital                                               4,634,412
Retained earnings                                             2,852,718
Accumulated other comprehensive loss, net of tax:
   Cumulative foreign currency translation adjustment           (64,691)
Less - treasury stock, at cost (3,721,974 shares in 1999)       112,489
                                                          -------------
TOTAL                                                         7,650,874
                                                          -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $23,397,826
                                                          =============
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